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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        PACIFICARE HEALTH SYSTEMS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                    Delaware                                 95-4591529
     ----------------------------------------           -------------------
     (State of Incorporation or Organization)            (I.R.S. Employer
                                                        Identification no.)

      3120 Lake Center Drive, Santa Ana, CA                    92704
     ----------------------------------------           -------------------
     (Address of principal executive offices)               (Zip code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement number to which this form relates:

                                Not Applicable
                                ---------------
                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class to         Name of Each Exchange on Which
           be so Registered            Each Class is to be Registered

                 None
        ----------------------         ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

     Common stock, par value $.01 per share, including related rights to purchase Series A junior participating preferred stock
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                                (Title of class)



                                       1.
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the common stock to be registered hereunder is contained in the section entitled "Description of Securities" included in the Registrant's Form S-8 Registration Statement, No. 333-72168, filed with the Securities and Exchange Commission (the "Commission") on October 24, 2001 and incorporated by reference herein. A description of the rights to purchase Series A junior participating preferred stock to be registered hereunder is contained in the Registrant's Form 8-K and the exhibits thereto filed with the Commission on November 19, 1999 and incorporated by reference herein. This Form 8-A amends the Form 8-B filed by N-T Holdings, Inc., the Registrant's former name, with the Commission on January 9, 1997, under which the Registrant registered Class A and Class B common stock. In 1999, the Registrant, with stockholder approval, amended and restated its certificate of incorporation to combine and reclassify its Class A and Class B common stock into a single class of common stock, which is the common stock being registered hereunder.

ITEM 2.   EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

    3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 99.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-83069) filed on July 16,
               1999)

    3.2 Bylaws (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-3 (File No. 333-83069) filed on July 16, 1999)

    4.1        Specimen Common Stock certificate (incorporated by reference to
               Exhibit 4.02 to the Registrant's Form 10-K for the year ended December 31, 1999)

    4.2 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K filed on November 19, 1999)

    4.3 Rights Agreement, dated as of November 19, 1999, between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K filed on November 19, 1999)



                                       2.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        PACIFICARE HEALTH SYSTEMS, INC.

Date: December 3, 2001                   By: /s/ SUSAN L. BERKEL
                                           --------------------------------
                                           Susan L. Berkel
                                           Senior Vice President,
                                           Finance and Corporate Controller



                                       3.